PRENTISS PROPERTIES TRUST Form of Proxy For Special Meeting Of Shareholders December 21, 2005, at 10:00 a.m. Central Time 3890 W. Northwest Highway, Suite 400 Dallas, Texas

[0231 - PRENTISS PROPERTIES TRUST] [FILE NAME: ZPRP52.ELX] [ZPRPR1.LGO] [VERSION - (3)] [11/09/05] [orig. 11/08/05]
DETACH HERE

ZPRP52

PROXY
PRENTISS PROPERTIES TRUST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF PRENTISS PROPERTIES TRUST

The undersigned shareholder of Prentiss Properties Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Gregory S. Imhoff and Michael A. Ernst, and each of them acting individually, as proxies for the undersigned, with full powers of substitution in each of them, to attend the Special Meeting of Shareholders of the Company to be held at 10:00 a.m., Central time, on December 21, 2005, and any postponement and adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at such Special Meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Board of Trustees of the Company. When properly executed this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no instruction is given, this Proxy will be voted “FOR” the proposal. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the Special Meeting or any postponement and adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE
SEE REVERSE SIDE

PRENTISS PROPERTIES TRUST
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/pp	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8693)

Vote-by-Mail Mark, sign and date your proxy card and return in the postage-paid envelope provided.

If you vote by Telephone or Internet, do not return your proxy card.

[0231 - PRENTISS PROPERTIES TRUST] [FILE NAME: ZPRP51.ELX] [ZPRPR1.LGO] [VERSION - (1)] [11/08/05] [orig. 11/08/05]

                                                       DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                                                       ZPRP51

Please mark votes as in this example.	0231

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 1.

		FOR	AGAINST	ABSTAIN
1.	Approval of the Agreement and Plan of Merger, dated as of October 3, 2005, by and among Brandywine Realty Trust, Brandywine Operating Partnership, L.P., Brandywine Cognac I, LLC, Brandywine Cognac II, LLC, Prentiss Properties Trust and Prentiss Properties Acquisition Partners, L.P. and the merger of Prentiss with a subsidiary of Brandywine under the merger agreement, and the related transactions.

In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears in the records of the Company and please date this Proxy. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature: __________________________________________ Date: ______________ Signature: __________________________________________ Date: ______________